UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2007

FMB EQUIBANC, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-32399	58-2582553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 North Main Street, Statesboro, Georgia 30458
 (Address of principal executive offices, including zip code)

(912) 489-2600
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

On May 17, 2007, R. Earl Dabbs, Sr., a director of the FMB Equibanc, Inc. (the “Company”), retired from the board of directors.  Mr.Dabbs has served as a director since 2000, and the Company appreciates his valuable service.

On September 19, 2007, the board of directors elected Gary M. Davis as a new director.  Mr. Davis will serve until the 2008 Annual Meeting of Shareholders, and until such time as his successor is duly elected and qualified, or until his earlier resignation or removal.  Mr. Davis was also named as a member of the Audit Committee and the Asset/Liability Committee of Farmers & Merchants Bank.   Mr. Davis will receive standard compensation for non-employee directors of the Company, which includes a retainer of $1,325 per month plus $150 per committee meeting attended.

There is no arrangement of understanding between Mr. Davis and any other persons pursuant to which he was elected as a director. There are no relationships between Mr. Davis and the Company or its subsidiary that would require disclosure pursuant to Item 404 (a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMB Equibanc, Inc.

Date: October 16, 2007	/s/ Charles R. Nessmith
Charles R. Nessmith
President and Chief Executive Officer
(Principal Executive Officer)